As filed with the Securities and Exchange Commission on May 13, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CITIGROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

388 Greenwich Street New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)
Citi Retirement Savings Plan
Citi Retirement Savings Plan for Puerto Rico
(Full title of the plan)
Rohan S. Weerasinghe
General Counsel
Citigroup Inc.
388 Greenwich Street
New York, NY 10013
(Name and address of agent for service)
(212) 559-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.01 par value per share (“Common Stock”), under the Citi Retirement Savings Plan(1)	14,850,000	$74.18(2)	$1,101,573,000.00	$120,181.61
Common Stock, under the Citi Retirement Savings Plan for Puerto Rico(1)	150,000	$74.18(2)	$11,127,000.00	$1,213.96

(1)	Represents Common Stock issuable under the Citi Retirement Savings Plan and Citi Retirement Savings Plan for Puerto Rico (the “Plans”). In addition, this registration statement also relates to such indeterminable number of additional shares of Common Stock as may be issuable pursuant to stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the Common Stock as reported in the consolidated reporting system on May 6, 2021.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 14,850,000 additional shares of Common Stock that may be offered for sale to participants in the Citi Retirement Savings Plan and 150,000 additional shares of Common Stock that may be offered for sale to participants in the Citi Retirement Savings Plan for Puerto Rico. On May 18, 2018, the Registrant filed a registration statement on Form S-8 (File No. 333-225038) with the Securities and Exchange Commission (the “SEC”) in order to register shares of its Common Stock and interests issuable under the Plans. In accordance with the requirements of General Instruction E to Form S-8, the contents of the earlier registration statement are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 13, 2021.

CITIGROUP INC. (Registrant)

By:	/s/ MARK A. L. MASON
Mark A. L. Mason Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 15, 2021.

Signature	Title

/s/ JANE FRASER	Chief Executive Officer and Director
Jane Fraser	(Principal Executive Officer)

/s/ MARK A. L. MASON	Chief Financial Officer
Mark A. L. Mason	(Principal Financial Officer)

/s/ JOHNBULL E. OKPARA	Controller
Johnbull E. Okpara	(Principal Accounting Officer)

*	Director
Ellen M. Costello

*	Director
Grace E. Dailey

*	Director
Barbara Desoer

*	Director
John C. Dugan	(Chair)

*	Director
Duncan P. Hennes

*	Director
Peter B. Henry

*	Director
S. Leslie Ireland

*	Director
Lew W. Jacobs, IV

*	Director
Renée James

*	Director
Gary M. Reiner

*	Director
Diana L. Taylor

Signature	Title

*	Director
James S. Turley

*	Director
Deborah C. Wright

*	Director
Alexander R. Wynaendts

*	Director
Ernesto Zedillo Ponce de Leon

*By:	/s/ MARK A. L. MASON
Mark A. L. Mason Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.2
Restated Certificate of Incorporation of Citigroup Inc., as amended, as in effect on the date hereof, incorporated by reference to Exhibit 3.01 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-09924)

4.3
By-laws of Citigroup Inc., as amended, as in effect on the date hereof, incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed on December 19, 2019 (File No. 001-09924)

23.1*	Consent of KPMG LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of KPMG LLP

24.1*	Limited Power of Attorney of the directors of the Registrant

The Registrant hereby undertakes that it has submitted (a) the Citigroup Retirement Savings Plan and amendments thereto to the Internal Revenue Service (“IRS”), and (b) the Citigroup Retirement Savings Plan for Puerto Rico and amendments thereto to the Departmento de Hacienda (“Hacienda”), in each case in a timely manner and has made or will make all changes required by the IRS to the Citigroup Retirement Savings Plan, and by Hacienda to the Citigroup Retirement Savings Plan for Puerto Rico, in order to qualify the Plans.

______________________
* Filed herewith.